Century Reaches Power Agreement for Mt. Holly smelter
Arrangement to allow Mt. Holly to operate at half capacity as SC legislature seeks long-term solution
Century Aluminum of South Carolina, Inc., a wholly-owned subsidiary of Century Aluminum Company (NASDAQ: CENX), announced today that it has reached an agreement in principle with Santee Cooper that will allow the Goose Creek, SC plant to operate at half capacity while the state legislature pursues a long-term solution. The agreement is subject to approval by each organization’s board of directors.
“Our relief at reaching this point is tempered because 300 of our people are being laid off,” said Michael Bless, President and CEO. “Mt. Holly is a family and we are saddened that we were left with no choice but to make this decision. Our employees are responsible for making Mt. Holly the best, most-efficient aluminum smelter in the country and we will expend all efforts to return them to their jobs.
“We are hopeful that a long-term solution can be reached,” Mr. Bless continued. “We agreed to this arrangement at the request of many of our local legislators in order to allow them to seek a legislative remedy. Although this will result in our continuing to operate under an uncompetitive power arrangement in the short-term, we owe it to our employees, the community and the state to do this in order to save a plant with an economic impact of nearly one billion dollars per year. Ultimately, any solution must ensure the long-term competitiveness of this plant. We hope to bring back our employees who have been laid off as quickly as possible.
“We thank Senate President Pro Tem Hugh Leatherman, Senators Paul Campbell and Larry Grooms and many of our local legislators for their efforts on behalf of our employees and their families. We would also like to thank Santee Cooper for their cooperation throughout this process.
“We look forward to working with our state and local officials on a long-term solution that will allow the plant to operate at full capacity and bring back the 300 jobs that have been lost.”
For 2016, the agreement would provide enough power to operate Mt. Holly at approximately 50 percent capacity and retain approximately 300 jobs. The contract would have a three-year term and could be terminated at any time by Century on 60-day notice. Century intends to work with state legislators to pass legislation in 2016 that would allow Century to access market power for all of its power supply and to operate Mt. Holly at full capacity and employment.
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL.
Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. These forward-looking statements may be identified by the words

"believe," "expect," "anticipate," "intend," "plan," "estimate," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Forward-looking statements in this press release include, without limitation, statements with respect to the final terms of any agreement for power at Mt. Holly; the future operation of, and employment levels at, the Mt. Holly plant; future legislative action; our ability to access market power for Mt. Holly; our assessment of future power prices; future global and local financial and economic conditions; and our assessment of the aluminum market and aluminum prices (including premiums). More information about the risks, uncertainties and assumptions affecting the Company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.
Century Aluminum Contact:
Peter Trpkovski (media and investors)
312.696.3112